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                                   EXHIBIT 12

                          AVCO FINANCIAL SERVICES, INC.

                   STATEMENT OF COMPUTATION OF NUMBER OF TIMES
                              FIXED CHARGES EARNED

                        THREE MONTHS ENDED MARCH 31, 1997
                             (Thousands of dollars)


Income
   Income before income taxes .......................         $ 75,545
                                                              --------

   Fixed charges to be added back to income -

     Interest and debt expense ......................          103,562
     Rentals (one-third of all rent and related costs
        charged to income) ..........................            3,705
                                                              --------

           Total fixed charges ......................          107,267
                                                              --------

Income before income taxes and fixed charges ........         $182,812
                                                              ========

Ratio
   Number of times fixed charges covered by income
      before income taxes and fixed charges .........              1.7
                                                              ========
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